EXHIBIT 15.02 LETTER ON UNAUDITED FINANCIAL INFORMATION OF PEPCO

February 25, 2003

Securities and Exchange Commission
450 Fifth Street
Washington, DC 20549

Commissioners:

We are aware that our reports dated May 10, 2002 and August 8, 2002 on our reviews of the interim financial information of Potomac Electric Power Company (Pepco) for the periods ended March 31, 2002 and June 30, 2002 included in Pepco's Quarterly Reports on Form 10-Q for the quarters then ended are incorporated by reference in the Registration Statement on Form S-4, as amended, dated February 25, 2003 of Pepco Holdings, Inc.

Yours very truly,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP